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                                                                  Exhibit 10(hh)

                              AMENDMENT NUMBER ONE
                                       TO
                            THE SUPERIOR TELECOM INC.
                             STOCK COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

               WHEREAS, Superior TeleCom Inc. (the "Company") maintains the Superior TeleCom Inc. Stock Compensation Plan for Non-Employee Directors (the "Plan");

               WHEREAS, pursuant to Article XI of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and

               WHEREAS, the Company desires to amend the Plan, effective as of May __, 2000.

               NOW, THEREFORE, pursuant to Article XI of the Plan, the Plan is hereby amended, effective as of May __, 2000, as follows:

               1. Section 2.16 is amended in its entirety to read as follows:

               "'RETIREMENT' shall mean a Non-Employee Director's attainment of age sixty-five (65)."

               2. Section 6.2(c) of the Plan is amended by the addition of the following language at the end thereof:

                "Upon a Non-Employee Director's Retirement, all Restricted Stock
               held by such Non-Employee Director and still subject to restrictions shall become fully vested and the restrictions thereon shall lapse."


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               3. Section 7.2(d) of the Plan is amended by the addition of the following language at the end thereof:

               "Upon a Non-Employee Director's Retirement, all Stock Options held by such Non-Employee Director and not previously exercisable shall become fully vested and exercisable."

               4. Section 8.3(b) of the Plan is deleted in its entirety.